UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2024

Celularity Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38914	83-1702591
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

170 Park Ave
Florham Park, New Jersey	07932
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (908) 768-2170

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	CELU	The Nasdaq Stock Market LLC
Warrants, each exercisable for one share of Class A Common Stock at an exercise price of $115.00 per share	CELUW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Definitive Agreement.

Standby Equity Purchase Agreement

On March 13, 2024, Celularity Inc., or Celularity, entered into a Standby Equity Purchase Agreement, or the SEPA, with YA II PN, LTD, a Cayman Islands exempt limited partnership, or Yorkville. Under the SEPA, Celularity has the right to sell to Yorkville up to $10.0 million of its Class A common stock, par value $0.0001 per share, or the Common Stock, subject to certain limitations and conditions set forth in the SEPA, from time to time, over a 36-month period. Sales of the Common Stock to Yorkville under the SEPA, and the timing of any such sales, are at Celularity’s option, and Celularity is under no obligation to sell any shares of common stock to Yorkville under the SEPA except in connection with notices that may be submitted by Yorkville, in certain circumstances as described below.

Upon the satisfaction of the conditions precedent in the SEPA, which include having a resale shelf for shares of Common Stock issued to Yorkville declared effective, Celularity has the right to direct Yorkville to purchase a specified number of shares of Common Stock by delivering written notice. Such purchase is referred to as an “Advance.” An Advance may not exceed 100% of the average of the daily trading volume of the Common Stock on The Nasdaq Capital Market, or Nasdaq, during the five consecutive trading days immediately preceding the written notice.

Yorkville will generally purchase shares pursuant to an Advance at a price per share equal to 97% of the lowest daily volume weighted average price, or VWAP, on Nasdaq during the three consecutive trading days commencing on the date of the delivery of the written notice (unless Celularity specifies a minimum acceptable price or there is no VWAP on the subject trading day).

Upon entry into the SEPA, Celularity issued Yorkville a $3.15 million convertible promissory note for $2.99 million in cash (after a 5% original issue discount), or the Initial Advance. The note bears interest at an annual rate equal to 8.0% (increased to 18.0% in the event of default as provided in the note), and matures March 13, 2025. Yorkville may convert the note into Common Stock at a price per share equal to $6.3171, provided however, on the earlier of (a) the fifth trading day following the effective date of the resale shelf, or (b) August 13, 2024, the conversion price will be the average VWAP of the Common Stock on Nasdaq during the five consecutive trading days immediately prior to the conversion price reset date, subject to a floor price of $2.4898 per share. Upon the occurrence and during the continuation of an event of default (as defined in the note), the note (including accrued interest) will become immediately due and payable. The issuance of the Common Stock upon conversion of the note and otherwise under the SEPA is capped at 19.9% of the outstanding Common Stock as of March 13, 2024 in order to comply with applicable Nasdaq rules. Further, the note and SEPA include a beneficial ownership blocker for Yorkville such that Yorkville may not be deemed the beneficial owner of more than 4.99% of the Common Stock.

The SEPA will automatically terminate on the earliest to occur of (i) the first day of the month next following the 36-month anniversary of the date of the SEPA or (ii) the date on which Yorkville shall have made payment of for shares of Common Stock equal to $10.0 million. Celularity has the right to terminate the SEPA at no cost or penalty upon five trading days’ prior written notice to Yorkville, provided that there are no outstanding advances for which shares of Common Stock need to be issued and the convertible note (Initial Advance) has been paid in full. Celularity and Yorkville may also agree to terminate the SEPA by mutual written consent.

As consideration for Yorkville’s commitment to purchase the shares of common stock pursuant to the SEPA, Celularity paid Yorkville a $25,000 cash due diligence fee and a commitment fee equal to 16,964 shares of Common Stock.

The SEPA contains customary representations, warranties, conditions and indemnification obligations of the parties. The representations, warranties and covenants contained in such agreements were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements and may be subject to limitations agreed upon by the contracting parties.

The net proceeds under the SEPA to Celularity will depend on the frequency and prices at which Celularity sells Common Stock to Yorkville and Celularity may not receive additional cash proceeds under the SEPA beyond the Initial Advance. Celularity expects that any proceeds received from such sales to Yorkville under the SEPA will be used for working capital and general corporate purposes.

Registration Rights Agreement

In connection with the entry into the SEPA, on March 13, 2024, Celularity entered into a registration rights agreement with Yorkville, pursuant to which Celularity agreed to file with the Securities and Exchange Commission, or SEC, no later than May 3, 2024, a registration statement for the resale by Yorkville of the shares of Common Stock issued under the SEPA (including the commitment fee shares). Celularity agreed to use commercially reasonable efforts to have such registration statement declared effective within 45 days of such filing and to maintain the effectiveness of such registration statement during the 36-month commitment period. Celularity shall not have the ability to request any Advances under the SEPA (nor may Yorkville convert the Initial Advance into Common Stock) until such resale registration statement is declared effective by the SEC.

RWI Forbearance Agreement

On March 13, 2024, Celularity and Resorts World Inc Pte Ltd, or RWI, entered into a forbearance agreement, or the RWI Forbearance Agreement, with respect to the Second Amended and Restated Loan Agreement, dated as of January 12, 2024, between Celularity and RWI, or the RWI Loan Agreement. Under the RWI Forbearance Agreement, (i) RWI agreed not to exercise its rights and remedies upon the occurrence of any default under the RWI Loan Agreement until Celularity’s obligations in respect of the Yorkville convertible note have been indefeasibly paid in full or March 13, 2025, whichever occurs first, (ii) RWI consented to Celularity’s incurrence of indebtedness under the Yorkville convertible note, (iii) RWI consented to cash payments required to be made under the SEPA and the Yorkville convertible note, (iv) Celularity agreed to increase the interest rate on the loan outstanding under the RWI Loan Agreement by 100 basis points and (v) Celularity agreed to issue RWI a warrant to acquire up to 300,000 shares of Common Stock, or the RWI New Warrant, which expires June 20, 2028 and has an exercise price of $5.895 per share (the “Minimum Price” as determined pursuant to Nasdaq 5635(d) on March 13, 2024).

Starr Forbearance Agreement

On March 13, 2024, Celularity and C.V. Starr & Co. Inc., or Starr, entered into a forbearance agreement, or the Starr Forbearance Agreement, with respect to the Loan Agreement, dated as of March 17, 2023, between Celularity and Starr, or the Starr Loan Agreement. Under the Starr Forbearance Agreement, (i) Starr agreed not to exercise its rights and remedies upon the occurrence of any default under the Starr Loan Agreement until Celularity’s obligations in respect of the Yorkville convertible note have been indefeasibly paid in full, (ii) Starr consented to Celularity’s incurrence of indebtedness under the Yorkville convertible note, (iii) Starr consented to cash payments required to be made under the SEPA and the Yorkville convertible note, (iv) Celularity agreed to increase the interest rate on the loan outstanding under the Starr Loan Agreement by 100 basis points and (v) Celularity agreed to amend the exercise price of (x) that certain warrant to acquire 75,000 shares of Celularity’s Common Stock for $7.10 per share (in each case, as adjusted to reflect the 1-for-10 reverse stock split of the Common Stock effected February 28, 2024, the Reverse Split), expiring March 17, 2028, and (y) that certain warrant to acquire 50,000 shares of Common Stock for $8.10 per share (in each case, as adjusted to reflect the Reverse Split) expiring June 20, 2028, each of which are held by Starr, such that the exercise price of each such warrant in (x) and (y) is $5.895 per share (the “Minimum Price” as determined pursuant to Nasdaq 5635(d) on March 13, 2024).

The foregoing description of the SEPA, convertible promissory note, registration rights agreement, the forbearance agreements with RWI and Starr and the RWI New Warrant are qualified in their entirety by reference to the full text of such document, or form of such document, attached hereto as Exhibits 10.1, 10.2, 10.3, 10.4, 10.5 and 10.6, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

To the extent applicable to this Item, the information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

To the extent applicable to this Item, the information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

In the SEPA, Yorkville represented to Celularity, among other things, that it is an “accredited investor” (as such term is defined in Rule 501(a)(3) of Regulation D under the Securities Act). In the RWI Warrant, RWI represented to Celularity, among other things, that it is an “accredited investor” (as such term is defined in Rule 501(a)(3) of Regulation D under the Securities Act). The securities referred to in this Current Report on Form 8-K are being issued and sold by Celularity in reliance upon the exemption from the registration requirements of the Securities Act afforded by Section 4(a)(2) of the Securities Act.

Item 3.03	Material Modification to Rights of Security Holders.

To the extent applicable, the information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

10.1	Standby Equity Purchase Agreement, dated March 13, 2024, between Celularity, Inc. and YA II PN, Ltd.
10.2	Form of convertible promissory note.
10.3	Registration Rights Agreement, dated March 13, 2024, between Celularity, Inc. and YA II PN, Ltd.
10.4	Forbearance Agreement, dated March 13, 2024, between Celularity Inc. and Resorts World Inc Pte Ltd.
10.5	Forbearance Agreement, dated March 13, 2024, between Celularity Inc. and C.V. Starr & Co. Inc.
10.6	Warrant issued to Resorts World Inc Pte Ltd, dated as of March 13, 2024.
104	Cover Page Interactive Data File (Embedded within the Inline XBRL Document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELULARITY INC.

Date:	March 15, 2024	By:	/s/ Robert J. Hariri
Robert J. Hariri, M.D., Ph.D.
Chairman and CEO